                                                                   EXHIBIT 10.10


                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into, effective as of February 10, 1997, by and between Keith A. Midkiff and Interactive Intelligence, Inc. ("Company"), an Indiana corporation.

                                  WITNESSETH:

     WHEREAS, the Employee possesses certain skills which the Company wishes to utilize in its business, and the Employee wishes to provide certain services to the Company upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt, legal adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1. EMPLOYMENT. The Company engages the Employee to serve the Company, and the Employee agrees to serve the Company as an employee in such capacities as the Board of Directors of the Company may, from time to time, determine, upon the terms and conditions hereinafter set forth.

     SECTION 2. TERM; RENEWAL. The term of the Employee's employment under this Agreement shall be for an initial term commencing and ending on the dates set forth on the Addendum attached hereto and incorporated herein by reference ("Addendum"), which term shall automatically renew for successive one (1) year terms, on the same terms and conditions set forth herein unless either the Company or the Employee gives written notice to the other, at least thirty (30) days prior to the expiration of the initial term or any renewal term, that the term will not renew.

     SECTION 3.  TITLE, SERVICES AND DUTIES.
     (a) During the term of employment hereunder, the Employee shall serve in the capacities described on the Addendum and shall perform the duties and responsibilities described on the Addendum or as are normally associated with such a position in the Company's industry and as may be delegated to the Employee by the President or the Company's Board of Directors.

     (b) During such employment, the Employee shall devote substantially all of the Employee's business time, attention, energy and skill to the business of the Company, and shall perform such services in a faithful, competent and diligent manner at the direction of the President and of the Company's Board of Directors.

     (c) During the Employee's employment, the Company shall provide the Employee with such office facilities and support services as the Company determines in its business judgment to be appropriate for the Employee to perform the Employee's duties and responsibilities hereunder.


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     (d)  The Employee shall comply with all policies and procedures adopted by the Company from time to time, including without limitation, policies regarding reimbursement for business expenses incurred on behalf of the Company, and compliance with applicable laws.

     SECTION 4.  COMPENSATION AS EMPLOYEE.   At all times during the initial
term or any renewal term of this Agreement, the Company shall pay the Employee an annual salary in the amount set forth in the Addendum, payable at the usual payroll payment dates of the Company, and any other options or benefits set forth in the Addendum. All amounts paid hereunder by Company to the Employee shall be subject to all applicable local, state and federal withholding taxes. The Company may increase or decrease the salary set forth herein from time to time, in its sole discretion, but any decrease may only be made upon fifteen (15) days prior notice.

     SECTION 5.  TERMINATION AND SEVERANCE PAYMENTS
     (a) In the event that the employment of the Employee is terminated for cause or in the event that the Employee resigns his/her employment with the Company, the Employee shall be paid any salary and any other benefits which have then accrued and to which the Employee is entitled to at such time. However, in such event, the Employee shall not be entitled to any severance compensation as set forth in subparagraph (b) below.

     (b) In the event that the employment of the Employee is terminated by the Company for any reason other than for cause, in addition to receiving all accrued salary and benefits to which the Employee is entitled to at such time, the Company further agrees to pay the Employee as severance pay an amount equal to the Employee's salary as in effect at such time for an additional one (1) month from the date of termination, with payments to be made on the Company's usual payroll payment dates.

     (c) All amounts paid under Subsections (a) or (b) hereof to the Employee shall be subject to all applicable local, state or federal withholding taxes, if any.

     SECTION 6.  EMPLOYEE BENEFITS.
     (a) The Employee shall be limited each calendar year to a vacation benefit for the amount of time shown in the Addendum (prorated from the date of commencement to the end of that applicable calendar year). All vacation benefits must be fully utilized in the calendar year in which accrued, provided that (i) no vacation may be taken during the first six (6) months of the initial term hereof without the prior written consent of the Company,
(ii) the Employee must comply with procedures adopted from time to time by the Company with respect to the scheduling of vacations, and (iii) if because of the Company's requirements, the Company does not approve the Employee's requested vacation schedule and thus prevents the Employee from fully utilizing all of the Employee's vacation in the year earned, the Company and the Employee shall in good faith make arrangements for either the carryover of such unused vacation to the next calendar year or such other arrangements as are mutually satisfactory.

     (b) During the term of the Employee's employment hereunder, the Employee shall be entitled to participate, upon the same terms and conditions applicable to employees generally in any life,


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health, hospitalization or any other insurance program, or any other pension or benefit plan which the Company may from time to time provide or make available to the Company's employees and for which the Employee is eligible and qualified; provided that if the inclusion of the Employee under any such program or plan causes or would cause either such program or plan to be terminated or the Company to incur a materially disproportionate additional cost, the Company may elect to provide benefits of a substantially similar nature which avoids such adverse effects.

     SECTION 7.  COVENANT NOT TO COMPETE.
     (a) During the Employee's service hereunder and for a period of eighteen (18) months thereafter, regardless of the reason or method of termination, the Employee will not, directly or indirectly, for the Employee's own benefit or the benefit of any other person or entity:

          (i) solicit in any manner, seek to obtain, or service the business of any customer of the Company, other than for the Company;
          (ii) become an owner of any business, if such business competes with the Company;
          (iii) become employed by or serve as an agent, independent contractor or representative of any business which competes with the Company;
          (iv) solicit the employment of or hire any employee of the Company, or encourage any employee to terminate his or her employment with the Company; or
          (v)    prepare in any manner to compete with the Company.

     (b) For purposes of this Agreement, a "customer" shall be deemed to be any person, business, partnership, proprietorship, firm, organization or corporation which has done business with the Company or which has been solicited or serviced in any manner, directly or indirectly, by the Company within eighteen (18) months prior to the date of the termination of the Employee, and the phrase "service the business of any customer" means the development, modification, enhancement or improvement of any product or service offered by the Company or which is reasonably related to the products or services offered by the Company. The Employee hereby acknowledges that, by virtue of the Employee's position and access to information, the Employee will have advantageous familiarity and personal contacts with the Company's customers, wherever located, and that the restrictions contemplated hereby are reasonable for the protection of the Company's goodwill and customer base, and the Company's efforts in the development of such customers.

     (c) If the Employee does not comply with the provisions of this Section 7, the eighteen (18) month period of non-competition provided herein shall be tolled and deemed not to run during any period(s) of noncompliance, the intention of the parties being to provide eighteen (18) full months of non-competition by the Employee after the termination or expiration of this Agreement.

     SECTION 8.  COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION.
     (a) The term "Confidential Information" as used herein shall mean any and all software programs, customer lists, trade secrets and information, know-how, skills, knowledge, ideas, knowledge of customer's commercial requirements, pricing methods, sales and marketing techniques, dealer relationships and agreements, financial information, intellectual property, codes, algorithms, research, development, research and development programs, processes, documentation, inventions, or devices used in or pertaining to the Company's business (i) which relate in any way


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to the Company's business, products or processes; or (ii) which are discovered, conceived, developed or reduced to practice by the Employee, either alone or with others either (x) during the term of this Agreement; or
(y) at the Company's expense; or (z) on the Company's premises or with the Company's equipment.

     (b) During the course of his/her services hereunder, the Employee may become knowledgeable about, or become in possession of, Confidential Information. If such Confidential Information were to be divulged or become known to any competitor of the Company or to any other person outside the employ of the Company, or if the Employee were to consent to be employed by any competitor of the Company or to engage in competition with the Company, the Company would be harmed. In addition, the Employee has or may develop relationships with the Company's customers which could be used to solicit the business of such customers away from the Company. The parties have entered into this Agreement to guard against such potential harm.

     (c) The Employee shall not, directly or indirectly, use any Confidential Information for any purpose other than the benefit of the Company or communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except other employees or agents of the Company as required in the normal course of the Employee's service as an employee or except as the President or any authorized officer of the Company may direct in writing. The covenant contained in this Section 8 shall be binding upon the Employee during the term of this Agreement and following the termination hereof, for the shorter of the period until either (i) until such Confidential Information becomes obsolete; or (ii) until such Confidential Information becomes generally known in the Company's trade or industry by means other than a breach of this covenant.

     (d) The Employee agrees that all Confidential Information and all records, documents and materials relating to all of such Confidential Information, shall be and remain the sole and exclusive property of the Company.

     SECTION 9.  REMEDIES.
     (a) The Employee agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach by the Employee of any provision of Sections 7 or 8 hereof. Accordingly, in the event of a breach or of a threatened or attempted breach by the Employee of Sections 7 or 8 hereof, in addition to all other remedies to which the Company is entitled under law, in equity, or otherwise, the Company shall be entitled to a temporary restraining order and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions of Sections 7 or 8 hereof and no bond or other security shall be required in that connection. The Company shall be entitled to recover from the Employee, reasonable attorneys' fees and expenses incurred in any action wherein the Company successfully enforces the provisions of Sections 7 or 8 hereof against the breach or threatened breach of those provisions by the Employee.

     (b) The Employee acknowledges and agrees that in the event of termination of this Agreement for any reason whatsoever, the Employee can obtain other engagements or employment of a kind and nature similar to that contemplated herein and that the issuance of an injunction to


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enforce the provisions of Sections 7 or 8 hereof will not prevent the
Employee from earning a livelihood.

     (c) The covenants on the part of the Employee contained in Sections 7 or 8 hereof are essential terms and conditions to the Company entering into this Agreement, and shall be construed as independent of any other provision in this Agreement. The existence of any claim or cause of action the Employee has against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

     SECTION 10.  INVENTIONS.
     (a) The Employee shall disclose fully to the Company all inventions (as defined below) conceived or discovered by the Employee, whether solely or jointly with others during the term of this Agreement. Such inventions shall belong solely to the Company and shall not belong to the Employee. During the term of this Agreement, the Employee shall assign to the Company, exclusively and free from any royalty obligation or any other legal or equitable title or right of the Employee, all such inventions referred to above and all patents, trademarks, copyrights, and maskworks, and any and all applications and rights pertaining thereto on a worldwide basis. The Employee shall assist the Company, during and subsequent to the term hereof, in every proper way, but without any further compensation or additional consideration, to transfer and assign such inventions to and for the Company's benefit and enjoyment and to cooperate as may be reasonably requested to perfect the Company's ownership therein and, if requested by the Company, to prosecute or direct in prosecuting any application for or registration with respect to any patent or other applicable intellectual property right, including, but not in limitation thereof, the execution and delivery of applications for the registration of one or more intellectual property rights and assignments of the same as may be deemed necessary or desirable by the Company in any office selected by the Company. The judgment of the Company with respect to the registrability of any particular item of intellectual property shall be final and conclusive as between the Employee and the Company.

     (b) Any improvements made upon such inventions by the Employee subsequent to the term hereof shall be presumed to have been developed during the term hereof and by and for the benefit of the Company and accordingly shall be the property of the Company.

     (c) The Employee agrees to execute such other standard forms relating to the invention or development of inventions and other intellectual properties as the Company may require of its consultants and employees generally.

     (d) Prior inventions of the Employee, if any, as listed on the Addendum, are excluded from the scope of this Agreement.

     (e) For purposes of this Agreement, "inventions" includes all inventions, creations, developments, software programs, algorithms, routines, patterns, components, compilations, devices, or improvements of any kind or nature, whether or not trade secret, patented, patentable, copyrighted or copyrightable, which the Employee had made or conceived or developed or may make, conceive or develop, either solely or jointly with others, while in the employ of the Company or with the use of the Company's time, materials, equipment or facilities or relating in any way to the Company's


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actual, anticipated, or subsequently arising business, products, services or activities, or arising out of or suggested by any task assigned to be performed by the Employee, solely or jointly with others, for or on behalf of the Company.

     SECTION 11. SURRENDER OF RECORDS. Upon termination of the Employee's employment for any reason, the Employee shall immediately surrender to the Company any and all records, notes, documents, forms, manuals, photographs, instructions, lists, drawings, blueprints, programs, diagrams or other written, printed or electronic material (including any and all copies made at any time whatsoever) in his or her possession or control which pertain to the business of the Company.

     SECTION 12. TERMINATION. During the initial term or any renewal term, the employment of the Employee may be terminated at will for any reason by either the Company or the Employee, with at least ten (10) days prior written notice by the terminating party delivered to the other setting forth whether such termination was for cause or without cause to determine whether the Employee is entitled to any severance payment pursuant to Section 5 above. Notwithstanding the foregoing, this Agreement shall be terminated immediately, without any notice or waiting period, upon the Employee's death. This Agreement may be terminated at any time by mutual agreement of the parties.

     SECTION 13. PARTIES BOUND. All provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

     SECTION 14. EFFECT AND MODIFICATION. This Agreement comprises the entire agreement between the parties with respect to the subject matter hereof and supersedes all other earlier agreements relating to the subject matter hereof. No statement or promise, except as herein set forth, has been made with respect to the subject matter of this Agreement. No modification or amendment hereof shall be effective unless in writing and signed by the Employee and an officer of the Company (other than the Employee).

     SECTION 15. NON-WAIVER. The Company's or the Employee's failure or refusal to enforce all or any part of, or the Company's or the Employee's waiver of any breach of this Agreement, shall not be a waiver of the Company's or the Employee's continuing or subsequent rights under this Agreement, nor shall such failure or refusal or waiver have any affect on the subsequent enforceability of this Agreement.

     SECTION 16. NON-ASSIGNABILITY. This Agreement contemplates that the Employee will personally provide the services described herein, and accordingly, the Employee may not assign the Employee's rights or obligations hereunder, whether by operation of law or otherwise, in whole or in part, without the prior written consent of the Company.

     SECTION 17. NOTICE. Any notice, request, instruction or other document to be given hereunder to any party shall be in writing and delivered by hand, telegram, registered or certified United States mail return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:

     If to the Employee:      To the most recent address the Company has on
its records.


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                                 EMPLOYEES MOST RECENT ADDRESS (PLEASE FILL IN):
                                 10185 Terri Lane
                                 -----------------------------
                                 Brownsburg, IN 46112
                                 -----------------------------


     If to the Company:          Interactive Intelligence, Inc.
                                 3500 DePauw Boulevard, Suite 1060
                                 Indianapolis, Indiana 46268
                                 Attn: Donald E. Brown, M.D., President

Any notice to the employee shall also be sufficient, if sent to the most recent address of the employee on the Company's books and records.

     SECTION 18. GOVERNING LAW. This Agreement is being delivered in and shall be governed by the laws of the State of Indiana. All actions or proceedings shall be tried in the state or federal courts whose venue includes Marion County or Hamilton County, Indiana.

     SECTION 19.  PRIOR AGREEMENTS.
     (a) The Employee represents and warrants to the Company that the Employee is not a party to or otherwise bound by any agreement that would restrict in any way the performance by the Employee of the Employee's duties, services and obligations under this Agreement, that the Employee has disclosed to the Company all employment type agreements to which the Employee has been bound, including without limitation employment agreements, consulting agreements, non-compete agreements or covenants, confidentiality or non-disclosure agreements or covenants, and intellectual property assignment agreements, and that the Company will not have any liability to any third party arising out of the Employee entering into this Agreement or performing hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                 /s/ Keith A. Midkiff (1/1/98)
                                 -------------------------------------------
                                 Printed: Keith A. Midkiff
                                 -------------------------------------------


                                 INTERACTIVE INTELLIGENCE, INC.

                                 By: /s/ Donald E. Brown
                                     ---------------------------------------
                                     Donald E. Brown, M.D., President


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                       ADDENDUM TO EMPLOYMENT AGREEMENT
                    BETWEEN INTERACTIVE INTELLIGENCE, INC.
                                      AND
                   KEITH A. MIDKIFF, DATED FEBRUARY 10, 1997


This Addendum relates to the Employment Agreement between Interactive Intelligence, Inc. and, Keith A. Midkiff, dated February 10, 1997. This Addendum is incorporated therein by reference and shall be an integral part of the Employment Agreement.


1.  Name of Employee:         Keith A. Midkiff

2.  Initial Term:             Two (2) Years

3.  Date of Commencement:     February 10, 1997

4.  Date Initial Term Ends:   February 9, 1999

5.  Title:                    Controller

6.  Job Description:          Accounting and Finance Activities and Management

7.  Initial Compensation:     $75,000 salary per year

8.  Stock Options:
     - Plan                   Incentive Stock Option Plan ("Qualified")
     - Number                 25,000 (twenty-five thousand) shares
     - Exercise Price         $1.30 (one dollar and thirty cents) per share

9.  Amount of Vacation:       Two (2) weeks per calendar year

10. Other Benefits:           Medical and Dental Insurance, 401k Plan,


11. Prior Inventions:        ________________________________________


Date: February 10, 1997               DEB                      KAM
                                    --------                 --------
                                    Initials                 Initials

(#31613 and 40525)

RAG/bac/SS-49204-1


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